Exhibit 1.01

First Data Corporation

Conflict Minerals Report

2015

This Conflict Minerals Report of First Data Corporation (“First Data”, “we” “our” or “the company”)  has been prepared in accordance with Rule 13p-1 and Form SD (the Rule) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2015 through December 31, 2015.

Background

In 2010, the Dodd Frank Wall Street Reform and Consumer Protection Act (the Act) was enacted, predominately focused on financial regulatory reform.  Section 1502 of the Act specifically relates to Conflict Minerals, as implemented in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934, and as promulgated by the Securities and Exchange Commission (SEC).  The Rule requires SEC registrants to make annual disclosures each calendar year, where Conflict Minerals are necessary to the functionality or production of a product manufactured by the SEC registrant, including if the products are contracted by the registrant to be manufactured on their behalf by suppliers or other third-parties.  Conflict Minerals covered by the Rule consist of gold, columboite-tantalite (coltan), cassiterite, and wolframite, including their derivatives consisting of tin, tungsten, and tantalum (collectively, Conflict Minerals).

Where the registrant determines that Conflict Minerals are necessary to the functionality or production of the product, the registrant is required to file Form SD with the SEC for the reporting calendar year, after conducting a good faith review, which includes a reasonable country of origin inquiry (RCOI).  The RCOI is reasonably designed to determine whether any Conflict Minerals originated in the Democratic Republic of Congo (DRC) or other adjoining countries as described within the Rule, (i.e. the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola) (collectively, Covered Countries) and not from recycled or scrap sources.  These countries have been identified as higher risk regions where armed groups engage in mining operations, committing human rights abuses of indigenous workers, and using the proceeds of Conflict Minerals mining to perpetuate conflict.  Industry associations including, the Organization for Economic Co-operation and Development (OECD), the Electronic Industry Citizenship Coalition (EICC) an the Global e-Sustainability Initiative (GeSI) promote programs and global awareness to address Conflict Minerals risks.

Upon completion of an RCOI, if the registrant knows or has reason to believe that Conflict Minerals may have originated from a Covered Country (and not from recycled or scrap sources), the registrant must conduct a due diligence review on the source and chain of custody of its Conflict Minerals, utilizing a nationally or internationally recognized framework.  The results of the due diligence review must be included as part of the annual Form SD reporting.  Reporting is also required where the registrant is unable to determine the country of origin of the  Conflict Minerals, and in such case, must describe the due diligence measures it has undertaken or will undertake regarding the source and chain of custody of the Conflict Minerals.

Based upon our good faith due diligence review, and limited ability to determine the origin and chain of custody of Conflict Minerals necessary to the functionality or production of our products by certain surveyed suppliers, we have filed this Conflict Minerals Report.  This Report is not audited, nor is an independent private sector audit required for this Report under current SEC guidance.

1.                                                   Company Overview

First Data is a global provider of electronic commerce and payment solutions for merchants, financial institutions, and card issuers. We offer clients a complete array of integrated solutions, covering needs across next-generation commerce technologies, merchant acquiring, issuing, and network solutions. The company operates through three primary business segments: Global Business Solutions (GBS), Global Financial Solutions (GFS) and Network & Security Solutions (NSS).

•                  GBS — provides retail point-of-sale (POS) merchant acquiring and eCommerce services and well as next generation offerings such as mobile payment services, webstore-in-a-box solutions, and our Clover point-of-sale operating system.

•                  GFS — provides credit solutions for bank and non-bank issuers.  These include credit and retail private-label card processing within the U.S. and international markets.  GFS also provides financial clients with a suite of related services including card personalization and embossing, statement printing, remittance processing and other client services.

•                  NSS — provides a wide range of solutions to clients in both GBS and GFS business segments, and other enterprise clients.  Solutions include, electronic funds transfer (EFT), network solutions, such as STAR Networks debit processing solutions, and stored value network solutions, such as Money Network, ValueLink, Gyft, Transaction Wireless, and other products related to security and fraud protection solutions.

With respect to First Data’s products that contain Conflict Minerals, we are multiple levels removed from the originating source of the Conflict Minerals, which are obtained by our direct suppliers’ through their downstream supply-chains.  These supply-chains may include additional intermediary suppliers and/or distributors, smelters, refiners or mines.  First Data does not directly purchase Conflict Minerals from these underlying sources.  However, based upon an internal supplier due diligence review, we have determined that we contract to manufacture point-of-sale devices, and payment cards, including EMV chip enabled payment cards (collectively, “Covered Products”) that contain, or likely contain Conflict Minerals, and that such Conflict Minerals contained within those products are necessary for the functionality or production of the Covered Products.

2.                                                   Reasonable Country of Origin Inquiry

In accordance with the Rules, we conducted a good faith RCOI regarding the use of Conflict Minerals that was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries, and whether any of the Conflict Minerals may be from recycled or scrap sources. To conduct the RCOI, we: (1) identified product categories and parts in those categories that may contain Conflict Minerals; (2) identified our direct suppliers who manufactured or supplied those products or parts; (3) validated supplier information with our internal sourcing team; and (4) contacted each supplier and requested information on: (i) the Conflict Minerals that may be contained within the products and (ii) the source of the Conflict Minerals, including smelter/refinery information.

First Data does not have a direct relationship with downstream smelters and/or refiners within our direct suppliers’ supply-chain.  Accordingly, we rely on our direct suppliers to complete the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Reporting Template (CMRT). Based upon the structure of our supply-chain and the lack of direct access to sub-tier suppliers, we relied on our direct suppliers to provide information on the origin of the Conflict Minerals contained in products or parts purchased from them by conducting a supply-chain survey using the CMRT.

We received responses from most, but not all suppliers.  Additionally, some supplier responses were incomplete, or the supplier was unable to obtain complete responses from their downstream suppliers in order to verify the origin of Conflict Minerals.  In such instances, we communicated to these suppliers seeking additional information and requested that they use best efforts in obtaining information from downstream suppliers.  We continue to work with our suppliers to improve the quality and thoroughness of information received from survey responses.

Accordingly, Conflict Minerals are present in some Covered Products that may have originated in the Covered Countries that are not from scrap or recycled sources. As a result, in accordance with the Rules, we engaged in due diligence activities regarding the sources and chain of custody of the Conflict Minerals.

3.                                                   Due Diligence Process

Following our RCOI, we conducted a due diligence review intended to conform to the internationally recognized industry framework  based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. As First Data does not purchase Conflict Minerals from mines, smelters or refiners, nor do we directly manufacture the Covered Products described in this Report, we must rely on our suppliers to provide information regarding the origin of the Conflict Minerals included in our Covered Products. Our due diligence measures are summarized below.

(a)                                              Establish Management Systems

First Data maintains a risk based management process to identify and address identified risks within the company’s supply-chain.  The process focuses on supplier transparency and informational responses to perform due diligence activities of suppliers engaged in product development involving Conflict Minerals.

The following is a description of company due diligence activities related to Management Systems:

•                  Leveraged industry Conflict Minerals frameworks and tools, including the CMRT and available CFS Program Smelter lists, as a means of performing due diligence of information provided to First Data by direct suppliers and downstream supply-chain smelters and refiners.

•                  Developed an internal Conflicts Mineral management team focused on First Data’s Conflict Minerals program development and due diligence efforts.  The team consists of representation from Global Strategic Sourcing, Business and Product Support functions, Compliance and Legal.

•                  Supported product identification and record keeping processes for products that may contain Conflict Minerals, including associated supporting information related to supplier contract spend of high tier suppliers.

•                  Established standard contract templates for suppliers which contain Conflict Mineral provisions for new product engagements.

•                  Coordinated with direct suppliers in reviewing Conflict Minerals supply-chain information, including supporting information with regard to smelters and refiners and continued open communication and dialogue with suppliers where further information on Conflict Mineral program enhancements and development may be necessary.

(b)                                              Identification and Assessment of Supply Chain Risks

First Data does not have a direct business relationship with smelters, refiners or mines, and therefore relies on direct suppliers to identify and provide relevant information on smelters or refiners in which they may have a direct relationship, or within their downstream supply-chain.  Identification and assessment of risk for any identified Conflict Minerals originating from Covered Countries was determined through the following due diligence activities:

•                  Utilizing the EICC-GeSI CMRT with each direct supplier of identified products, and collecting the standardized information and representations, statements and data from our suppliers relative to the presence, use, source and chain of custody of Conflict Minerals.

•                  Utilizing the EICC-GeSI’s Smelter Reference List, which is a compilation of names and locations of known smelters and refiners, to each supplier of identified products potentially containing Conflict Minerals.

•                  Requested additional information from suppliers where the CMRT informational responses required further detail and/or clarification for additional review.

•                  Comparing smelters identified in the reporting templates against the list of smelter facilities that have been identified as “conflict free” by the EICC-GeSI Conflict Free Sourcing (CFS) program (CFS List). The CFS program is a voluntary program whereby an independent third party evaluates smelter procurement activities to determine whether a smelter has sufficiently demonstrated that all materials processed by that smelter originated from sources that do not directly or indirectly finance or benefit armed groups in the Covered Countries.

(c)                                               Design and Implementation of Strategy to Respond to Identified Risks

Identified supplier risks related to Conflict Minerals are reported and escalated to a cross-disciplinary management team engaged in the company’s Conflict Minerals program for review and risk mitigation.  As necessary, identified risks are addressed with suppliers, such as, information regarding their Conflicts Mineral program and interaction with downstream smelters and refiners.  Supplier risks may include incomplete or inaccurate supply-chain information requiring further analysis and risk assessment review.

Supplier adoption and participation of CFSP standards are strongly encouraged, as well as, promulgating those standards by direct suppliers to downstream smelters and refiners in obtaining independent CFSI audit verification.

(d)                                              Independent Third-Party Audit of Smelter and Refiner’s Due Diligence Practices

First Data utilizes and relies on the CFSI RCOI Report for independent audit information related to smelters and/or refiners identified within our suppliers’ supply-chain.  Relevant information includes country of origin information and whether the smelter or refiner is identified with a “conflict free” status. Through our suppliers, First Data seeks to encourage downstream smelters or refiners to participate in the CFS independent audit program, where not already independently audited and participating.

(e)                                               Report Annually on Supply Chain Due Diligence

This 2015 Conflicts Mineral Report is available on First Data’s Corporate Governance public website at: www.firstdata.com, under “About First Data”, “Investor Relations”, “Corporate Governance”, “Conflicts Minerals Report”.

4.                                                   Due Diligence Results

Based upon information obtained from direct suppliers as part of the due diligence review process, most downstream smelters and refiners reported by our suppliers were identified on the Conflict Free Sourcing (CFS) List. However, certain supplier responses were determined to be incomplete, or included only a partial audit of the supplier’s downstream supply-chain for Conflict Minerals and Country of Origin due diligence.  In such instances, the supplier response was deemed inconclusive and we do not have sufficient information from the supplier or from other public sources to conclusively determine the Country of Origin or whether the Conflict Minerals were derived from recycled or scrap sources.

As a result, based on all available information provided by our suppliers and other external public sources, First Data is unable to currently determine the source of the Conflict Minerals included in Covered Products by all suppliers.  However, where complete supplier information was provided during the due diligence process, in good faith, we believe the facilities utilized to process the Conflict Minerals in our Covered Products are the smelters and refiners listed in Annex I, and the Countries of Origin for the Conflict Minerals are listed in Annex II, in addition to recycled and scrap sources.

5.                                                   Steps for Continuous Due Diligence Improvement

We are continuing to develop and augment First Data’s Conflict Minerals Program, implementing the necessary policies, procedures, tools and risk management framework in accordance with the OECD Guidance.

The steps that First Data intends to take in reporting year 2016 to mitigate the risk that Conflict Minerals benefit or finance armed groups are as follows:

•                  Continuing engagement of suppliers who provide information relating to Conflict Minerals due diligence and obtaining the most complete and accurate information related to a supplier’s end-to-end supply-chain mapping.  In addition, encouraging supplier’s to commit to a full mapping of their supply-chain in cases where such mapping is incomplete or not verified.

•                  Continuing to utilize the EEIC-GeSI CMRT in pursuing completed template responses that identify Conflict Minerals to the source of the smelter and mine and as applicable, requesting that direct suppliers contact their supply-chain smelters that are not yet CFSP compliant in order to encourage full adoption of CFSI standards.

•                  Enhancing supplier transparency through improved monitoring, reporting and risk reviews, in alignment with First Data’s Conflicts Mineral Program.

•                  Collaborating with priority suppliers to:

•                  Communicate First Data’s expectation of conflict-free responsible sourcing

•                  Develop an end-to-end Conflict Minerals Program as outlined by OECD guidance

•                  Encourage adoption of industry best practices and standards and educating suppliers about First Data’s Conflict Minerals Program expectations

•                  Supporting supplier education, awareness and adoption of Conflict Minerals industry programs and tools, including the Conflict Free Sourcing Initiative (CFSI), Conflict Free Smelter Program (CFSP) and guidance on Conflicts Minerals standards and provided by the OECD.

6.                                      Additional Risk Factors

The statements above are based on the RCOI and due diligence performed in good faith. These statements are based on information collected by suppliers and other related third parties that may have been collected by the supplier(s) as part of the RCOI due diligence.  As a result, a number of factors may impact or otherwise affect First Data’s Conflict Minerals reporting.

These factors include, but are not limited to, incomplete supplier data, incomplete smelter data, errors or omissions by suppliers in responding to Conflict Minerals informational survey requests, suppliers or smelters within a direct supplier’s supply-chain that that have failed to provide information or have provided incomplete information, errors or omissions by smelters, errors in publicly available data, oversights or errors in conflict free smelter audits, DRC sourced materials being declared secondary materials, illegally tagged DRC conflict minerals being introduced into the supply-chain, companies no longer in a business relationship with First Data who have not provided Conflict Minerals information, certification programs not being equally advanced for all industry segments and metals, and smuggling of DRC conflict minerals to countries beyond the scope of Covered Countries.

List of Smelters or Refiners (SOR)

Annex I below provides the listing of SORs used to process Conflict Minerals contained in this Report and the corresponding SOR country location.  The SORs identified in Annex I was obtained from the publically available CFSP website, and is based upon information used by the CFSI in reviewing SORs.

Annex II is a listing of the Country of Origin for the Conflict Minerals.

Annex I

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	ATAkulche	TURKEY
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery — Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ekaterinburg	RUSSIAN FEDERATION
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	FAGGI ENRICO SPA	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Gold & Silver Refinery	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	GuangZHou Jin Ding	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany,Heraeus Hanau,Heraeus Materials Technology GMBH&CO.KG,W.C. Heraeus GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Japanese Mint Osaka	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Novosibirsk	RUSSIAN FEDERATION
Gold	Oberthur	SINGAPORE
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co	JAPAN
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Qiankun Gold and Silver	CHINA
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Gold Mining (Laizhou),China’s Shangdong Gold	CHINA

Mining Co.,Ltd
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shyolkovsky	RUSSIAN FEDERATION
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Feingold	NETHERLANDS
Gold	Umicore Hoboken,Umicore Beligium,Umicore SA,Umicore Precious Metals Refining	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Xstrata Canada Corporation	CANADA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongjin Gold Corporation Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CIF	BRAZIL
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan Sapphire Rare Metal Co. Ltd	CHINA

Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Niotan	UNITED STATES
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou,Zhuzhou Cemented Carbide Works Import and Export Co.	CHINA
Tin	Alpha	UNITED STATES
Tin	Alpha Metals Taiwan	UNITED STATES
Tin	An Thai Minerals Company Limited	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amaznia Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CNMC(GUANGXI)PGMA Smelting Plant,Guangxi Pinggui PGMA Co. Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Funsur,Minsur Mines,Funsur Smelter,Minsur S.A. Tin Metal	PERU
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangxi Zhongshan Gold Bell Smelting Corp.Ltd	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Koba Tin	Indonesia
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bellitin Makmur Lestari,BML	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thailand Smelting and Refining Co Ltd	THAILAND
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Alldyne Powder Technologies (ATI Firth Sterling)	UNITED STATES
Tungsten	Allied Material, Allied Material Corporation (A.L.M.T)	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Buffalo Tungsten	CHINA
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chenzhou,Chenzhou Mining Group	CHINA
Tungsten	China Minmetals Corp,CMN,Minmetals,China Minmetals,Gan Bei Tungsten Industry Co. Ltd.	CHINA
Tungsten	China National Non-ferrous	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Golden Egret	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Meterion Advanced Materials Thin Film Products	UNITED STATES
Tungsten	Midwest Tungsten Wire Co.	UNITED STATES
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA
Tungsten	NIPPON TUNGSTEN CO.,LTD.	JAPAN
Tungsten	North American Tungsten	CANADA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	Sincemat Co, Ltd	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Triumph Northwest	UNITED STATES
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Wort Wayne Wire Die	UNITED STATES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA

Annex II

AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHILE
CHINA
ESTONIA
FRANCE
GERMANY
HONG KONG
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
RWANDA
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED KINGDOM
UNITED STATES
UZBEKISTAN
VIETNAM
ZIMBABWE